Exhibit 99.3

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

On December 21, 2004, IAC announced its plan to separate into two independent public companies to better achieve certain strategic objectives of its businesses. We refer to this transaction as the “Spin-Off.” A new company, Expedia, Inc., was incorporated as a Delaware corporation in April 2005, to hold the travel and travel-related businesses of IAC. With the completion of the Spin-Off, Expedia, Inc. consists of IAC’s travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC retained) and TripAdvisor, Inc., which we refer to collectively as the “Expedia businesses”.

In these unaudited pro forma condensed combined financial statements, we refer to Expedia, Inc. and the Expedia businesses collectively as “Expedia,” “us,” “we” and “our.”

We prepared the following unaudited pro forma condensed combined financial statements based on the application of pro forma adjustments to our combined historical financial statements in accordance with Article 11 of the Securities and Exchange Commission’s (“SEC”) Regulation S-X taking into account the terms of the Spin-Off and separation of Expedia from IAC. We prepared the unaudited pro forma condensed combined:

•	Statements of operations – for the six months ended June 30, 2005, and for the year ended December 31, 2004, as if the Spin-Off and separation from IAC had occurred as of January 1, 2004. We prepared these unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005, from the unaudited historical combined statement of operations of Expedia for the six months ended June 30, 2005, and for the year ended December 31, 2004, from the audited historical combined statement of operations of Expedia for the year ended December 31, 2004.

•	Balance sheet – as of June 30, 2005, as if the Spin-Off and separation from IAC had occurred on June 30, 2005. We prepared the unaudited pro forma condensed combined balance sheet as of June 30, 2005, from the unaudited historical combined balance sheet of Expedia as of June 30, 2005.

We believe that the assumptions underlying the unaudited pro forma condensed combined financial statements of Expedia, Inc. and Subsidiaries are reasonable. However, these unaudited pro forma condensed combined financial statements do not necessarily present the future financial position of Expedia, Inc. and Subsidiaries or the results of its future operations and cash flows, nor does it present what the historical financial position, results of operations and cash flows of Expedia, Inc. and Subsidiaries would have been if the Expedia businesses had been a stand-alone company during the periods presented.

We based the pro forma adjustments upon information and assumptions available at the time of the filing of this Current Report on Form 8-K/A as set forth in the notes to the unaudited pro forma condensed combined financial statements. The number of shares of stock outstanding reported in the unaudited pro forma condensed combined financial statements present the effect of the IAC one-for-two reverse stock split and the Spin-Off of the Expedia businesses that both occurred on August 9, 2005, prior to the start of trading.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Expedia’s audited combined financial statements and related notes thereto for the year ended December 31, 2004, which are included in Annex D in our Registration Statement on Form S-4, as amended (Commission file number 333-124303-01), filed with the SEC, and the unaudited combined financial statements and related notes thereto for the three and six months ended June 30, 2005, included in this Current Report on Form 8-K/A.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2005

(Unaudited)

	Condensed Six Months Ended June 30, 2005	Pro Forma Adjustments	Notes	Pro Forma Condensed Six Months Ended June 30, 2005
(In thousands, except per share amounts)
Revenue	$1,040,053	$—		$1,040,053
Cost of revenue	232,402	—		232,402

Gross profit	807,651	—		807,651
Operating expenses:
Selling and marketing expense	356,752	—		356,752
General and administrative expense	87,314	4,902	(3)	92,216
Technology and content expense	52,608	—		52,608
Amortization of non-cash distribution and marketing expense	3,917	—		3,917
Amortization of non-cash compensation expense	80,908	803	(4)	81,711
Amortization of intangibles	63,448	—		63,448

Operating income	162,704	(5,705)		156,999
Other income (expense):
Interest income	29,511	(26,029)	(5)	3,482
Interest expense	—	(3,989)	(6)	(3,989)
Equity in income of unconsolidated affiliates and other	4,510	—		4,510

Total other income, net	34,021	(30,018)		4,003

Earnings before income taxes and minority interest	196,725	(35,723)		161,002
Income tax expense	(74,869)	13,575	(7)	(61,294)
Minority interest in income of consolidated subsidiaries	(395)	—		(395)

Net income	$121,461	$(22,148)		$99,313

Earnings per share:(8)
Basic				$0.30
Diluted				$0.28
Shares used in computing earnings per share: (8)
Basic				333,035
Diluted				356,680

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

(Unaudited)

	Condensed Year Ended December 31, 2004	Pro Forma Adjustments	Notes	Pro Forma Condensed Year Ended December 31, 2004
(In thousands, except per share amounts)
Revenue	$1,843,013	$—		$1,843,013
Cost of revenue	390,318	—		390,318

Gross profit	1,452,695	—		1,452,695
Operating expenses:
Selling and marketing expense	653,018	—		653,018
General and administrative expense	160,965	8,018	(3)	168,983
Technology and content expense	85,020	—		85,020
Amortization of non-cash distribution and marketing expense	16,728	—		16,728
Amortization of non-cash compensation expense	171,400	1,606	(4)	173,006
Amortization of intangibles	125,091	—		125,091

Operating income	240,473	(9,624)		230,849
Other income (expense):
Interest income	38,809	(34,417)	(5)	4,392
Interest expense	(453)	(6,997)	(6)	(7,450)
Equity in loss of unconsolidated affiliates and other	(9,286)	—		(9,286)

Total other income, net	29,070	(41,414)		(12,344)

Earnings before income taxes and minority interest	269,543	(51,038)		218,505
Income tax expense	(106,371)	18,884	(7)	(87,487)
Minority interest in income of consolidated subsidiaries	301	—		301

Net income	$163,473	$(32,154)		$131,319

Earnings per share:(8)
Basic				$0.40
Diluted				$0.37
Shares used in computing earnings per share: (8)
Basic				330,639
Diluted				358,113

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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Pro Forma Condensed Combined Balance Sheet

(Unaudited)

	Condensed June 30, 2005	Pro Forma Adjustments	Notes	Pro Forma Condensed June 30, 2005
(In thousands, except per share amounts)
ASSETS
CURRENT ASSETS
Cash, cash equivalents and restricted cash	$375,353	$(143,245)	(1)	$232,108
Receivables from IAC/InterActiveCorp and subsidiaries	2,356,525	(2,356,525)	(1)	—
Other current assets	336,686	—		336,686

Total current assets	3,068,564	(2,499,770)		568,794
Goodwill	5,872,589	—		5,872,589
Intangible assets, net	1,239,930	—		1,239,930
Other non-current assets	121,526	—		121,526

TOTAL ASSETS	$10,302,609	$(2,499,770)		$7,802,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities	$1,515,495	$—		$1,515,495
Deferred income taxes	353,907	—		353,907
Other long-term liabilities	38,183	—		38,183
Minority interest	75,640	—		75,640

	1,983,225	—		1,983,225
STOCKHOLDERS’ EQUITY
Invested capital	8,318,761	(5,818,991)	(1), (2)	—
		(143,245)	(1)
		(2,356,525)	(1)	—
Common stock $.001 par value	—	315	(2)	315
Class B common stock $.001 par value	—	26	(2)	26
Series A preferred stock $.001 par value		—	(2)	—
Additional paid-in capital	—	5,324,842	(1)	5,324,842
Retained earnings	—	493,808	(1)	493,808
Accumulated other comprehensive income	623	—		623

Total stockholders’ equity	8,319,384	(2,499,770)		5,819,614

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,302,609	$(2,499,770)		$7,802,839

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1)	To record the transfer to Expedia by IAC of the net assets comprising the Expedia businesses after taking into account the terms of the Spin-Off and separation from IAC and the accounting treatment related thereto.

The principal adjustment to the net assets of Expedia due to the terms of the Spin-Off is the transfer to IAC cash, cash equivalents and restricted cash in excess of $100 million, excluding the cash, cash equivalents and restricted cash held by eLong. In addition, concurrent with the Spin-Off, we extinguished all intercompany receivable balances from IAC and related subsidiaries included as a current asset that will not be settled as a transfer of cash from IAC to Expedia, Inc. and Subsidiaries at the time of the Spin-Off, but rather will be extinguished in the form of a distribution to IAC pursuant to the terms of the Spin-Off and separation agreement between Expedia, Inc. and IAC.

Under the terms of the Spin-Off, we are contractually obligated to issue shares of Expedia common stock to the holders of the Ask Jeeves convertible subordinated notes, assumed by IAC in its acquisition of Ask Jeeves in July 2005, upon the conversion thereof. As of the completion of the Spin-Off, we estimate that we may be required to issue up to 4.3 million shares of Expedia common stock upon (or pay cash in equal value, in lieu of issuing such shares) conversion of the Ask Jeeves convertible subordinated notes, however the amount of shares required to be issued upon conversion of those notes is subject to adjustment including, for among other reasons, in the event of an extraordinary distribution by Expedia on its common stock. The estimated fair value of this obligation as of August 9, 2005 was approximately $99.7 million. We are currently assessing the financial statement presentation of this contractual obligation on our combined financial statements.

In connection with prior transactions, including, among others, the IAC acquisitions of Ticketmaster, Hotels.com, Expedia.com and Hotwire.com, IAC assumed a number of warrants that were adjusted to become exercisable for IAC common stock. After the Spin-Off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the Spin-Off. Under the separation agreement, we have contractually assumed the obligation to deliver Expedia common stock to these warrant holders upon exercise. The estimated fair value of this obligation as of August 9, 2005 was approximately $1.9 million. We are currently assessing the financial statement presentation of this contractual obligation on our combined financial statements.

(2)	To record the exchange of each 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock into one share of Expedia $0.001 par value common stock immediately following the reclassification and of each 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification.

(3)	To record the estimated increase in expenses that Expedia expects to incur on a stand-alone basis after its separation from IAC. These expenses include the costs related to services previously obtained from IAC such as treasury and tax as well as the additional costs associated with being a publicly traded company, and certain costs associated with its Chairman.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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We expect one-time expenses related to Expedia’s Spin-Off from IAC to total approximately $3.7 million, pre-tax, in 2005, excluding the one-time impact of the modification of vested stock options referred to in Note (4) below. These include one-time expenses related to accounting, legal and professional fees and since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(4)	To record the additional non-cash compensation expense due to the modification of stock-based compensation awards due to the Spin-Off. The additional expense relates to the impact of modifications of unvested stock options due to the Spin-Off. We accounted for these modifications in accordance with SFAS 123, which requires the recognition of additional expense that arises due to the increase in the estimated fair value of these options due to the modifications. This amount excludes the one-time impact of approximately $5.4 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the Spin-Off. Since the $5.4 million expense is non-recurring, it has not been included as a pro forma adjustment.

(5)	To record the elimination of intercompany interest income allocated by IAC to Expedia except for the amount associated with the $100 million of cash and cash equivalents, and the cash, cash equivalents and restricted cash held by eLong, which will remain with Expedia pursuant to the terms of the Spin-Off.

(6)	To record the costs associated with the $1.0 billion, five-year revolving credit facility that is effective as of the Spin-Off date. We have capitalized the one-time cost to put the revolving credit facility in place, which is $3.5 million, and will amortize it to expense over its five-year life, or $0.7 million per year. The annual fee to maintain the revolving credit facility is 10 basis points (100 basis points equals 1.0%) on the unused portion of the revolving credit facility, or approximately $1.0 million if the revolving credit facility is unused. For purposes of these unaudited pro forma condensed combined financial statements, we assumed that approximately $125.0 million of the line is used to cover the letters of credit at a cost of 0.45%, or $0.6 million, and that there is an average balance outstanding during the year of $150.0 million at an interest rate of 4.00%, or a cost of $6.0 million annually.

(7)	To record the tax effect of the pro forma adjustments at an assumed effective tax rate of 37.0% for the year ended December 31, 2004, and 38.0% for the six months ended June 30, 2005.

Expedia, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

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(8)	The weighted average shares we used to compute our basic and diluted earnings per share are based upon the June 30, 2005, and December 31, 2004, IAC basic and diluted shares outstanding during the six months ended June 30, 2005, and the year ended December 31, 2004. We have made adjustments to include certain IAC transactions affecting our common shares outstanding, including IAC’s acquisition of Ask Jeeves, the sale of IAC’s common and preferred interests in Vivendi Universal Entertainment and IAC’s common stock repurchases, as if they had occurred as of January 1, 2004. Refer to the section of our Registration Statement (“Registration Statement”) on Form S-4, as amended (Commission file number 333-124303-01) entitled “Recent Developments” on page 27 of the Registration Statement, which summarizes these transactions. Pro forma earnings per share is calculated as follows:

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
(in thousands, except per share amounts)
Net income	$99,313	$131,319

Basic shares outstanding—weighted average shares	333,035	330,639
Other dilutive securities including stock options, warrants, and restricted stock and share units	23,645	27,474

Diluted shares outstanding—weighted average shares	356,680	358,113

Earnings per share:
Basic earnings per share	$0.30	$0.40
Diluted earnings per share	$0.28	$0.37